Exhibit 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Financial Information
Sale of Casualty Claims Solutions Business
On May 3, 2024, Conduent Incorporated (“Conduent” or the “Company”), through its wholly owned subsidiary, Conduent Business Services, LLC, entered into a definitive agreement with CP VI Bella Blocker TopCo, LLC, a parent company of MedRisk (the “Buyer”), to sell the Company’s Casualty Claims Solutions business (“Casualty Claims”) to the Buyer (the “Sale”). On September 1, 2024, the Sale was completed and the Buyer paid Conduent $224 million in cash, which is subject to settlement of customary post-closing adjustments; such settlement is likely to occur in the first half of 2025 and is not expected to be material.
Prior Dispositions
As previously announced, the Company transferred its BenefitWallet health savings account and medical savings account portfolio (collectively, the “BenefitWallet Portfolio”) and sold its Curbside Management and Public Safety Solutions businesses (the “Curbside Business”). The transfer of the BenefitWallet Portfolio was completed in three tranches on March 7, 2024, April 11, 2024 and May 14, 2024. The sale of the Curbside Business was completed on April 30, 2024. Collectively, the transfer of the BenefitWallet Portfolio and the sale of the Curbside Business are referred to as the “Prior Dispositions.”
Basis of Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information of the Company was derived from the Company’s historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the Sale as if it had occurred on June 30, 2024. Additionally, the unaudited pro forma condensed consolidated statements of income (loss) for the six months ended June 30, 2024 and the year ended December 31, 2023, give effect to the Sale and the Prior Dispositions as if each transaction had occurred on January 1, 2023. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes for the year ended December 31, 2023, which were included in the Company’s Form 10-K filed on February 21, 2024, and the Company’s historical unaudited condensed consolidated financial statements and accompanying notes for the six months ended June 30, 2024, which were included in the Company’s Quarterly Report on Form 10-Q filed on August 7, 2024.
The transaction accounting adjustments related to the Sale remove the assets, liabilities and results of operations of the Casualty Claims business and also give effect to adjustments to reflect the cash proceeds of approximately $224 million from the Sale, the payment of related income taxes of $34 million, and the repayment of debt in the amount of $150 million.
In addition to the adjustments for the Sale, the Company has also included the effects of the Prior Dispositions. Since these Prior Dispositions were completed before June 30, 2024, the effect of the Prior Dispositions is already reflected in the historical condensed consolidated balance sheet. The transaction accounting adjustments for the Prior Dispositions remove the results of operations and give effect to adjustments to reflect the cash and non-cash proceeds of approximately $657 million from these transactions, the payment of related income taxes of $131 million, and the repayment of debt in the amount of $464 million.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is based on information currently available and assumptions that the Company believes are reasonable. Such information is provided for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the Sale or the Prior Dispositions occurred on the dates

Exhibit 99.2
indicated above and is not necessarily indicative of the Company’s future consolidated financial position and results of operations.

Exhibit 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2024

(in millions)	Conduent Historical	Transaction Accounting Adjustments Sale	Note 2	Unaudited Pro Forma
Assets
Cash and cash equivalents	$300	$40	(a)	$340
Accounts receivable, net	518	—		518
Assets held for sale	43	(61)	(b)	—
		18	(b)
Contract assets	149	—		149
Other current assets	342	—		342
Total current assets	1,352	(3)		1,349
Land, buildings and equipment, net	179	—		179
Operating lease right-of-use assets	175	—		175
Intangible assets, net	15	—		15
Goodwill	637	—		637
Other long-term assets	422	(18)	(b)	404
Total Assets	$2,780	$(21)		$2,759
Liabilities and Equity
Current portion of long-term debt	$33	$—		$33
Accounts payable	136	—		136
Accrued compensation and benefits costs	171	—		171
Unearned income	95	—		95
Liabilities held for sale	22	(26)	(b)	—
		4	(b)
Other current liabilities	362	4	(c)	366
Total current liabilities	819	(18)		801
Long-term debt	789	(146)	(d)	643
Deferred taxes	48	$(4)	(b)	$44
Operating lease liabilities	144	—		144
Other long-term liabilities	83	—		83
Total Liabilities	1,883	(168)		1,715

Series A convertible preferred stock	142	—		142

Common stock	2	—		2
Treasury stock, at cost	(196)	—		(196)
Additional paid-in capital	3,947	—		3,947
Retained earnings (deficit)	(2,539)	147	(e)	(2,392)
Accumulated other comprehensive loss	(463)	—		(463)
Total Conduent Inc. Equity	751	147		898
Non-controlling Interest	4	—		4
Total Equity	755	147		902
Total Liabilities and Equity	$2,780	$(21)		$2,759

Exhibit 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Six Months Ended June 30, 2024

		Transaction Accounting Adjustments
(in millions, except per share data. Shares in thousands)	Conduent Historical	Sale	Prior Dispositions	Note 2	Unaudited Pro Forma
Revenue	$1,749	$(74)	$(80)	(f)	$1,595

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	1,412	(57)	(42)	(f)	1,313
Selling, general and administrative (excluding depreciation and amortization)	231	(8)	(13)	(f)	210
Research and development (excluding depreciation and amortization)	3	—	—		3
Depreciation and amortization	113	(6)	(8)	(f)	99
Restructuring and related costs	17	—	—		17
Interest expense	46	(7)	(14)	(g)	25
Loss on extinguishment of debt	5	—	(5)	(h)	—
Goodwill impairment	—	—	—		—
(Gain) loss on divestitures and transaction costs, net	(508)	(2)	518	(i)	8
Litigation settlements (recoveries), net	5	—	—		5
Other (income) expenses, net	(2)	(2)	(1)	(j)	(5)
Total Operating Costs and Expenses	1,322	(82)	435		1,675

Income (Loss) Before Income Taxes	427	8	(515)		(80)

Income tax expense (benefit)	112	2	(131)	(k)	(17)
Net Income (Loss)	$315	$6	$(384)		$(63)

Net Income (Loss) per Share:
Basic	$1.54				$(0.31)
Diluted	$1.51				$(0.31)

Weighted Average Shares Outstanding - Basic	201,159				201,159
Weighted Average Shares Outstanding - Diluted	208,224				201,159

Exhibit 99.2
Conduent Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Year Ended December 31, 2023

		Transaction Accounting Adjustments
(in millions, except per share data. Shares in thousands)	Conduent Historical	Sale	Prior Dispositions	Note 2	Unaudited Pro Forma
Revenue	$3,722	$(147)	$(252)	(f)	$3,323

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	2,888	(113)	(113)	(f)	2,662
Selling, general and administrative (excluding depreciation and amortization)	458	(16)	(29)	(f)	413
Research and development (excluding depreciation and amortization)	7	—	—		7
Depreciation and amortization	264	(9)	(18)	(f)	237
Restructuring and related costs	62	—	—		62
Interest expense	111	(13)	(46)	(g)	52
Loss on extinguishment of debt	—	4	6	(h)	10
Goodwill impairment	287	—	—		287
(Gain) loss on divestitures and transaction costs, net	10	(185)	(518)	(i)	(693)
Litigation settlements (recoveries), net	(30)	—	—		(30)
Other (income) expenses, net	(3)	4	(3)	(j)	(2)
Total Operating Costs and Expenses	4,054	(328)	(721)		3,005

Income (Loss) Before Income Taxes	(332)	181	469		318

Income tax expense (benefit)	(36)	34	121	(k)	119
Net Income (Loss)	$(296)	$147	$348		$199

Net Income (Loss) per Share:
Basic	$(1.41)				$0.92
Diluted	$(1.41)				$0.89

Weighted Average Shares Outstanding - Basic	216,779				216,779
Weighted Average Shares Outstanding - Diluted	216,779				223,839

Exhibit 99.2
Conduent Incorporated
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements reflect the transaction accounting adjustments necessary to account for the Sale. These adjustments are presented as if the Sale had occurred on January 1, 2023, in the unaudited pro forma condensed consolidated statements of income (loss) for the six months ended June 30, 2024, and for the year ended December 31, 2023, and as of June 30, 2024, in the unaudited pro forma condensed consolidated balance sheet.
In addition to adjustments for the Sale, the Company has included the effects of Prior Dispositions in such financial information.
The unaudited pro forma condensed consolidated statements of income (loss) for the six months ended June 30, 2024, and for the year ended December 31, 2023 incorporate the transaction accounting adjustments necessary to reflect the Prior Dispositions as if they had occurred on January 1, 2023. Since these dispositions were completed before June 30, 2024, the effect of the Prior Dispositions is already incorporated into the historical condensed consolidated balance sheet.
The Company concluded that neither the Sale nor the Prior Dispositions qualified for discontinued operations accounting treatment or presentation.
2. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:
(a)    Adjustment represents cash proceeds of $224 million less (i) repayment of approximately $150 million of debt and (ii) tax payments of $34 million.
(b)    Adjustments reflect the disposition of the net assets of the Sale as of June 30, 2024. In preparation of the unaudited pro forma condensed consolidated financial statements, management identified $18 million of internal use software in other long-term assets and $4 million of related deferred tax liabilities that should have been classified as assets and liabilities held for sale, respectively. These amounts have been reclassified accordingly.
(c)    Adjustment represents accrual of estimated direct transaction costs totaling $4 million for the Sale.
(d)    Adjustment reflects repayment of approximately $150 million of debt with proceeds from the Sale and the write-off of unamortized debt issuance costs of $4 million associated with the repayment of such debt.
(e)    Adjustment reflects after tax gain as if the Sale had occurred on June 30, 2024. The after-tax gain on disposal is calculated as follows: $224 million representing the cash proceeds of the Sale, less (i) the net assets of the disposed business of $35 million, (ii) estimated direct transaction costs of $4 million and (iii) estimated income tax provision of $34 million. Furthermore, this adjustment also includes a write-off of unamortized debt issuance costs of $4 million.
(f)    For both the Sale and Prior Dispositions, adjustments reflect the elimination of revenue, costs of services, and operating expenses of the respective businesses divested, including estimated IT infrastructure costs, enterprise application costs and certain corporate overhead expenses that are expected to be eliminated.
(g)    Adjustments reflect the estimated reduction of interest and amortization of debt discount expense related to the use of the net proceeds from the Sale and Prior Dispositions for repayment of

Exhibit 99.2
approximately $150 million and $464 million, respectively, of debt as if such debt was repaid on January 1, 2023.
(h)    Adjustment to record the write-off of unamortized debt issuance costs of $4 million and $6 million associated with the repayment of debt using proceeds from the Sale and the Prior Dispositions, respectively. Since the adjustment assumes that the Sale and Prior Dispositions occurred on January 1, 2023, the adjustment to the unaudited pro forma condensed consolidated statement of income (loss) for the six months ended June 30, 2024 is solely to reverse the actual expense for the Prior Dispositions in that period.
(i)    The adjustment reflects gain and transaction costs as if the Sale and Prior Dispositions had each occurred on January 1, 2023. The gain and transaction costs for the year ended December 31, 2023 are calculated as follows:
For the Sale: $224 million representing the cash proceeds less (i) the net assets of the disposed business of $35 million and (ii) estimated direct transaction costs of $4 million.
For the Prior Disposals: $657 million representing cash and non-cash net proceeds less (i) the net assets of the disposed businesses of $122 million and (ii) estimated direct transaction costs of $17 million.
Since the adjustment assumes that the Sale and Prior Dispositions occurred on January 1, 2023, the adjustment to the unaudited pro forma condensed consolidated statement of income (loss) for the six months ended June 30, 2024 is solely to reverse the actual transaction costs for the Sale and gain on the Prior Dispositions in that period.
(j)    For both the Sale and Prior Dispositions, adjustments reflect the elimination of other (income) expenses incurred for the respective businesses divested. Additionally, solely for the Prior Dispositions, the year ended December 31, 2023 adjustment reflects interest income received in the amount of the discount on a note from the Buyer of one of the businesses divested.
(k)    Adjustments represent the estimated income tax effect of the transaction accounting adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.